UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Enhanced Group Inc.
(Exact name of registrant as specified in its charter)

Texas	42-2394886
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
169 Madison Avenue, Suite 15101 New York, NY	10016
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Enhanced Group Class A common stock, par value $0.0001 per share	New York Stock Exchange LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-293427
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Registrant’s Securities to be Registered.
The security to be registered hereby is Enhanced Group Class A common stock, par value $0.0001 per share (the “Class A common stock”). The description of the Class A common stock contained in the section entitled “Description of Enhanced Group’s Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-4 (File No. 333-293427), initially filed with the Securities and Exchange Commission on February 12, 2026, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.
Item 2.    Exhibits.
The Class A common stock being registered on this Form 8-A will be listed on the New York Stock Exchange LLC (“NYSE”). Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on NYSE and because the securities being registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Enhanced Group Inc.

Date: May 7, 2026	By:	/s/ Emily Tabak
	Name:	Emily Tabak
	Title:	Chief Legal Officer